EXHIBIT 99

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FINANCIAL CORPORATION

                                          Contact:   David Sklar
                                                     Aames Financial
                                                     Corporation
                                                     (323) 210-5311
                                                            or
                                                     Steve Hawkins / Tom Ekman
                                                     Sitrick And Company
                                                     (310) 788-2850



FOR IMMEDIATE RELEASE


        AAMES FINANCIAL CORPORATION NAMES NEW CHIEF EXECUTIVE OFFICER FORMER KEYBANK USA CHIEF EXECUTIVE WILL LEAD COMPANY TURNAROUND

LOS ANGELES, CA., OCTOBER 25, 1999 - AAMES FINANCIAL CORPORATION (NYSE: AAM), a leader in subprime home equity lending, announced today that A. Jay Meyerson has been appointed chief executive officer of the Company by its board of directors. The Company also announced that Mr. Meyerson was appointed to the Board of Directors effective November 1, 1999.

      Mr. Meyerson, 52, has more than 20 years experience in the consumer finance industry and is the former chief executive officer and chairman of KeyBank USA. He succeeds Mani Sadeghi, a director of Aames who has been acting as interim chief executive since May.

      "The appointment of Jay is the last phase of a management transition plan that ensured a seamless and orderly succession," said Mr. Sadeghi. "Jay brings operating experience, analytical depth, and well-established leadership abilities to Aames. His appointment is a major step toward the achievement of our strategic objectives of positioning Aames as a prudent, profitable, and innovative leader in the home equity industry."

      From 1994 to 1997, Mr. Meyerson was the chief executive and chairman of KeyBank USA, the $22 billion (assets) national consumer finance business of KeyCorp. In that role he led the company's


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expansion into an array of consumer finance businesses including the acquisition of Champion Mortgage, a large East Coast subprime home equity lender. Most recently, Mr. Meyerson was a managing director at KPMG national financial services consulting practice. In addition, he had held senior positions at Wells Fargo Bank, Ameritrust Corporation, and Society Corporation.

      "I look forward to leading Aames as the Company's turnaround is gaining momentum," said Mr. Meyerson. "I am confident that we can now focus on the execution of our business plan to create significant value for our shareholders, nationwide customer base and our broker network. As we move forward, Aames' strategic objectives are to demonstrate sustained operating profitability, grow the business prudently and invest in technologies that leverage Aames' core origination and servicing capabilities."

      Aames Financial Corporation is a leading home equity lender that currently operates 102 retail branches, and 44 broker offices, serving customers across the country.

From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flow and continued access to outside sources of cash to fund operations; third party rights to terminate mortgage servicing; high delinquencies and losses in our securitization trusts; dependence on funding sources; Year 2000 compliance and technological enhancements; prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network; competition; concentration of operations in California; economic conditions; contingent risks on loans we sell; and government regulation. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, and subsequent Company Filings with the United States Securities and Exchange Commission.
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